SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) August 7, 1997 (July 23,1997)


                           NATURAL HEALTH TRENDS CORP.
             (Exact name of Registrant as specified in its charter)


           Florida                      0-25238                  59-2705336
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)

         2001 West Sample Road, Suite 318, Pompano Beach, Florida 33064
               (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (954) 969-9771



                                       n/a
          (Former name or former address, if changed since last report)





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Item 2. Acquisition  or Disposition of Assets.

        On July 23, 1997, Natural Health Trends Corp. (the "Company"), Global Health Alternatives, Inc. ("Global") and the stockholders of Global (the "Global Stockholders") entered into an Amended and Restated Agreement and Plan of Reorganization (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, the Company acquired all of the outstanding capital stock of Global from the Global Stockholders in exchange for 5,800,000 shares of the Company's common stock, $.001 par value (the "Common Stock"). Additional shares of the Company's Common Stock are issuable to the Global Stockholders based upon the earnings of Global following the acquisition. Global is a company which acquires, develops and markets health care products.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

               a.     Financial Statements of Business Acquired.

               It is impracticable for the Company to provide the required financial statements on the date this report is being filed. The Company intends to file the required financial statements under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this report must have been filed.

               b.     Pro Forma Financial Information.

               It is impracticable for the Company to provide the required pro forma financial information on the date this report is being filed. The Company intends to file the required financial statements under cover of Form 8-K/A as soon as practicable, but no later than 60 days after the date this report must have been filed.

               c.     Exhibits.

2.1 Amended and Restated Agreement and Plan or Reorganization dated July 23, 1997 by and among the Company, Global and the Global Stockholders.

4.1 Registration Rights Agreement dated July 23, 1997 by and among the Company, Global and the Global Stockholders.

4.2 Agreement as to Transfers dated July 23, 1997 by and between Capital Development, S.A. and the Company.






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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 7, 1997



                                            NATURAL HEALTH TRENDS CORP.
                                                      (Registrant)


                                            By: /s/ Neal R. Heller
                                                  Neal R. Heller
                                                  President




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